UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2004

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-108355	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Ave. Orlando, Florida	32801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

General

On December 3, 2004, CNL Income Properties, Inc. (the “Company”) executed a series of agreements with Intrawest Corporation and certain of its affiliates (collectively referred to herein as “Intrawest”), pursuant to which the Company acquired, through a wholly owned subsidiary, an interest in retail and commercial real estate at two resort villages: the Village at Blue Mountain and Whistler Creekside (the “Canadian Properties”). In addition, the Company formed a limited partnership with Intrawest, which entered into a definitive purchase and sale agreement with Intrawest to acquire retail and commercial properties located in the Village at Copper Mountain (the “Copper Properties”), as further described in Item 2.01 below. The Company anticipates that it will close on the Copper Properties by the end of the year, and not later than March 31, 2005. The acquisition of the Canadian Properties and the anticipated future acquisition of the Copper Properties were in furtherance of the transactions contemplated by the Company and Intrawest in a venture formation agreement previously entered into by the Company and Intrawest on August 10, 2004 (the “VFA”).

Canadian Properties – Purchase and Sale Agreement

In order to facilitate the acquisition of the Canadian Properties and satisfy certain legal, tax and lender requirements, US Canadian Property Trust Alpha, a wholly owned subsidiary of the Company existing under the laws of the Island of Jersey (“Trust Alpha”), was formed. Trust Alpha entered into a purchase and sale agreement to purchase the Canadian Properties from Intrawest and its affiliate, Whistler Mountain Resort Limited Partnership for an aggregate purchase price of approximately $33,089,000 ($39,522,000 Canadian dollars), including certain transaction costs.

CNL Income Partners, LP, a Delaware limited partnership wholly owned by the Company, and R&H US Canadian Property Limited, executed an agreement dated November 15, 2004 (the “Trust Agreement”), that established the trust provisions for Trust Alpha, and establishes R&H US Canadian Property Limited, a corporation existing under the laws of the Island of Jersey (the “Trustee”), as the trustee of Trust Alpha. The Trustee is not affiliated with the Company or Intrawest. However, most significant actions taken by the Trustee must be approved by “Enforcers,” as defined in the Trust Agreement, which are fully controlled by the Company.

In order to provide a portion of the funds required for Trust Alpha’s acquisition of the Canadian Properties, CNL Income Partners, LP and Intrawest each made loans to Trust Alpha in the amounts of $8,820,000 and $2,280,000, respectively (collectively the “Mezzanine Loans”). The Mezzanine Loans contemplate the future advance of additional funds to Trust Alpha for necessary expenditures such as capital expenditures and debt service payments. The Mezzanine Loans are secured by pledges of the beneficial interests in the newly formed CNL Retail Upper Holding Trust that is also a wholly owned subsidiary of the Company and the owner of 99% of the beneficial interests in Trust Alpha. Pursuant to the loan arrangements, these Mezzanine Loans are fully subordinated to a mortgage loan in the amount of approximately $22,167,000 ($26,600,000 Canadian dollars), from Congress Financial Corporation, an affiliate of Wachovia Bank, N.A. Congress Financial Corporation provided financing for the acquisition of the Canadian Properties. Intrawest will not be a beneficiary of Trust Alpha, but is a party to a master agreement, pursuant to which the Company and Trust Alpha have agreed not to take certain actions without the consent of Intrawest and in which the Company has agreed to cause Trust Alpha to undertake certain actions related to the operation of the Canadian Properties.

In connection with the acquisition of the Canadian Properties, the Company has also acquired, through a wholly owned subsidiary, the exclusive and irrevocable option to purchase certain new commercial space that may be developed by Intrawest at Blue Mountain Resort (the “Option”). The Company purchased the Option for approximately $300,000 and it expires on December 31, 2024.

Master Lease Agreement

The Canadian Properties have been leased to CNL Income Canada Lessee Corp., a Canadian corporation wholly owned by the Company (the “Master Lessee”) pursuant to two lease agreements, each dated December 3, 2004 (the “Master Lease”). Each Master Lease is structured as a net lease with a twenty year initial term with two five-year renewal options, and calls for minimum rent and percentage rent. The Master Lessee has assumed the existing triple-net leases made to either third party tenants or Intrawest tenants as described in Section 2.01 below. At closing, Intrawest also executed interim lease agreements for all unleased space for a term of not less than 48 months with minimum base rents to be paid to the Master Lessee at market rates. The interim leases will remain in effect for a maximum of ten years until stable third party tenants are in place. Intrawest also executed a corporate indemnity guaranteeing the payment of contractual rents for all existing leases made to Intrawest or any of its affiliates for the remaining term of each of those respective leases.

Management Agreement

The Master Lessee contracted the management of the Canadian Properties to Playground Real Estate Inc., (for Whistler Creekside) and Playground Real Estate Ltd (for Blue Mountain), both Intrawest affiliates, (the “ Manager”), pursuant to property management agreements dated December 3, 2004 (together the “Canadian Management Agreements”). The Canadian Management Agreements provide for an initial operating term of 20 years expiring December 31, 2024, subject to termination rights of the Master Lessee, and four five-year renewal options. The Manager will be paid a fee based on a percentage of total revenues of the Canadian Properties.

Limited Partnership Agreement

As contemplated by the VFA, the Company and Intrawest formed CNL Retail Village Partnership, LP (the “Partnership”) on December 3, 2004 pursuant to an Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) between CNL Income Partners, LP, and Intrawest Resorts, Inc., a Delaware corporation that is an affiliate of Intrawest (“Intrawest Resorts”). CNL Village Retail GP, LLC, a Delaware limited liability company (the “General Partner”) which is a subsidiary of the Company, is the general partner of the Partnership, and is also a party to the Partnership Agreement. Seventy-nine and 99/100ths percent of the Partnership is owned by CNL Income Partners, LP, 20% is owned by Intrawest Resorts, Inc., and the remaining .01% interest is owned by the General Partner. The Partnership was structured to facilitate the acquisition of the Canadian Properties, the Copper Properties, and other retail and commercial properties described in Item 2.01 below.

Pursuant to the Partnership Agreement, and subject to adjustments intended to take into account the distributions to certain Company affiliates and Intrawest affiliates relating to the Canadian Properties and payments of the Mezzanine Loans, net cash flow and net capital proceeds will be distributed on a quarterly basis in the following order of priority: first to CNL Income Partners, LP, and the General Partner (collectively the “CNL Partners”) at an annual fixed rate of return; second to Intrawest Resorts at the same annual fixed rate of return; third to Intrawest Resorts, a variable sum as set forth in the Partnership Agreement; and thereafter, levels of distribution to each of the CNL Partners and Intrawest on terms more fully described in the Partnership Agreement.

Losses will be allocated among the partners pari pasu. The partners may also be required to make additional capital contributions to the Partnership under certain circumstances more particularly described in the Partnership Agreement.

Copper Properties – Purchase and Sale Agreement

Effective December 3, 2004 the Partnership entered into a purchase and sale agreement (the “Copper Purchase Agreement”) pursuant to which it agreed to acquire the Copper Properties from Intrawest for approximately $23,300,000. Pursuant to the Copper Purchase Agreement, additional consideration may be paid by the Partnership to Intrawest if certain conditions are met, not to exceed $3,750,000, subject to specific limitations. The Company currently anticipates that the acquisition will be completed by the end of the year and is currently negotiating the financing terms. The future acquisition of the Copper Properties is contingent upon securing satisfactory financing and finalizing contracts for the purchase of additional commercial space from Intrawest at four other resorts, including Mammoth, Sandestin, Snowshoe and Stratton, as described in Item 2.01 below. In an amendment to the VFA, the Company and Intrawest have agreed on an aggregate purchase price for the four properties of approximately $57,300,000, excluding transaction costs. There can be no assurances that this transaction will be completed, or if completed, that it will be on the same terms and conditions described herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

Property Acquisitions

On December 3, 2004, the Company executed a series of agreements with Intrawest pursuant to which the Company acquired retail and commercial real estate at two resort villages: the Village at Blue Mountain and Whistler Creekside (the “Canadian Properties”). The Canadian Properties consist of approximately 109,600 square feet of retail and commercial space located in two villages at popular ski resort destinations, including:

Resort location and description	Description of specific real estate acquired (1)	Purchase price (2)	Leasable square feet	Occupancy (3)	Major tenants and leases (4)
Blue Mountain - Ontario Blue Mountain, Ontario’s largest mountain resort, is located approximately 100 miles northwest of Toronto. The resort offers a 251-acre ski area, an 18-hole golf course ranked among the top 10 resort courses in Canada and a waterfront park on Georgian Bay. The resort was the most visited ski area in Ontario with 611,000 visitors during the 2003-2004 season.	23 tenant units within 6 buildings: 13 retail, 9 food & beverage, and 1 office space located at the Village of Blue Mountain.	$10,781,000	38,193	100%

Tenant 1 operates a food & beverage operation under a 20 year lease term expiring June 30, 2022 with one ten-year renewal option. The average annual base rent per annum is $188,300 (Canadian dollars) with 6% additional percentage rent.

Tenant 2 operates a food & beverage operation under a 10 year lease term expiring June 30, 2013 withs two 5-year renewal options. The average annual base rent per annum is $176,330 (Canadian dollars) with 7% additional percentage rent.

Whistler Blackcomb – British Columbia Located 75 miles northeast of Vancouver, British Columbia, Whistler Blackcomb is North America’s most visited ski resort. Combined, Whistler Blackcomb has over 7,000-acres of skiable area. In July 2003, the International Olympic Committee awarded the 2010 Winter Olympic Games to Vancouver/Whistler. Whistler also has three championship golf courses.	26 tenant units within 8 buildings: 9 retail, 6 food & beverage, 8 office, and 3 vacant spaces located at Whistler Creekside.	$19,500,000	71,396	95%

Intrawest, as tenant, occupies office space under a 20 year lease term expiring December 31, 2024 with four 5-year renewal options. The average annual base rent is $75,830 (Canadian dollars) with no additional percentage rent.

Intrawest, as tenant, operates a food & beverage operation under a 20 year lease term expiring December 31, 2024 with four 5-year renewal options. The average annual base rent is $355,670 (Canadian dollars) with no additional percentage rent.

Tenant 3 operates a retail store under a 10 year term lease expiring January 31, 2014 with three 5-year renewal options. The average annual base rent is $246,360 (Canadian dollars) with no additional percentage rent.

FOOTNOTES:

(1)	This description is not intended to provide a legal description of transferable real estate, but is only intended to be a general description of the current use and occupancy of the property acquired.
(2)	The estimated federal income tax basis of the depreciable portion (building and improvements) of the properties acquired is approximately $12,100,000 for the Village at Blue Mountain and $21,000,000 for Whistler Creekside, including a portion of the acquisition costs. The amounts will be depreciated over the estimated remaining useful lives of the assets acquired.
(3)	As of December 1, 2004.
(4)	Represents the individual tenants leasing 10% or more of the property’s leasable square footage.

The transaction has been funded, in part, with approximately $22,167,000 ($26,600,000 Canadian dollars) of permanent debt financing secured by a mortgage on the Canadian Properties, which was obtained through Congress Financial Corporation, an affiliate of Wachovia Bank, N.A. The loan bears interest at a fixed rate of 5.83%, requires payments of interest-only for the first two years, and thereafter requires monthly payments of principal and interest based upon a 30 year amortization period and a maturity date on the tenth anniversary.

The newly constructed village commercial space at the Canadian Properties was completed during 2001 through 2003, and therefore, the Company does not expect to make significant repairs or improvements to the properties over the next few years other than normal and customary tenant improvements. The Partnership will set aside reasonable reserves to fund capital improvements based on a percentage of annual lease revenues generated from the properties owned by the Partnership.

Intrawest, headquartered in Vancouver, British Columbia, Canada owns or controls 10 mountain resorts in North America’s most popular mountain destinations, including Whistler Blackcomb, a host venue for the 2010 Winter Olympic Games. Intrawest also owns Sandestin Golf and Beach Resort in Florida and has a premier vacation ownership business, Club Intrawest. Intrawest is developing an additional six resort villages at locations in North America and Europe. Intrawest has a 45 percent interest in Alpine Helicopters Ltd., owner of Canadian Mountain Holidays, the largest heli-skiing operation in the world. The Company believes that one of Intrawest’s key strengths is its ability to combine expertise in resort operations and real estate development. With Intrawest’s combination of high-quality resort services, amenities and innovative residential and commercial real estate development, the Company expects that the Intrawest resorts and villages will continue to attract visitors and buyers of real estate. Prior to the VFA, Intrawest, its subsidiaries, or affiliates were not related to, affiliated with or a partner in the business of the Company.

Intrawest, through various subsidiaries and affiliates, leases approximately 35% in the aggregate of the total gross leasable space of the Canadian Properties. As of December 1, 2004, Intrawest occupied the following square feet and percentage of gross leasable area at each of the respective locations:

Location	Square feet	% of GLA
Blue Mountain	1,842	4.8%
Whistler Creekside	36,404	51.0%

In addition, in connection with the acquisition of the Canadian Properties, Intrawest executed interim lease agreements for all unleased space for a term of not less than 48 months with minimum base rents at market rates. The interim leases will remain in effect for a maximum of ten years until stable third party tenants are in place. Intrawest is also providing a full recourse indemnity guaranteeing all existing leases made to Intrawest or any of its affiliates for the term of each of those respective leases.

The following table presents information about the leases at each location that will expire during the next ten years. The years in which no leases are scheduled to expire have been omitted.

Location	Year	Number of leases expiring(1)	Total square feet of expiring leases	Annual base rents of expiring leases(2) (Canadian dollars)	Percentage of gross annual base rents represented by such leases
Village at Blue Mountain	2005	1	635	$29,700	2.3%
	2006	2	3,594	134,800	10.6%
	2007	7	11,829	370,400	29.2%
	2008	5	3,437	128,900	10.2%
	2009	1	1,072	40,200	3.2%
	2010	1	921	34,500	2.7%
	2013	3	9,753	365,700	28.8%

Whistler Creekside	2008	7	8,934	$324,300	15.0%
	2009	7	8,567	279,400	12.9%
	2012	1	3,375	155,300	7.2%
	2014	3	12,343	428,600	19.8%

FOOTNOTES:

(1)	Based upon the initial lease term. Most of the leases include renewal options that, if exercised, will result in the leases expiring in later years.
(2)	Represents the December 2004 monthly base rents annualized, and excludes any additional or percentage rents paid.

The following table presents the historical operating data of the Canadian Properties including occupancy rates and average rents per square foot for the past five years or the period during which the property has been in operation, whichever is longer.

Location	Fiscal year (1)	Average occupancy rate	Effective annual rent per square foot (3)
Village at Blue Mountain	2004	95%	$26.70
	2003	100%	$31.94
	2002	(2)		(2)

Whistler Creekside	2004	86%	$11.37	(4)
	2003	100%		(4)
	2002	100%		(4)
	2001	100%		(4)

FOOTNOTES:

(1)	Data is presented for the respective fiscal year ended June 30.
(2)	Construction of the first building was completed in fiscal year 2002, however no tenants occupied the space until fiscal year 2003. A new building was completed during fiscal year 2003 and was under lease-up during fiscal year 2004.
(3)	Expressed in Canadian dollars.
(4)	The annual revenue used to calculate the average annual revenue per square foot does not reflect rent for Intrawest and its related party tenants who were not charged rent during the periods prior to the sale of the Canadian Properties. The occupancy rate, however, reflects the occupancy of all commercial space at Whistler Creekside that is included in this transaction, including commercial space occupied by Intrawest and its affiliates.

Pending Investments

The Canadian Properties are the first in a series of retail and commercial village properties that are expected to be acquired from Intrawest or its affiliates. On August 10, 2004, the Company entered into the original commitment to acquire an 80% majority interest in a portfolio of existing commercial real estate properties located in and around various ski and golf resorts in the United States and Canada (the “Portfolio”) through a partnership with Intrawest. The Portfolio, in total, consists of approximately 522,000 square feet of retail and commercial space at nine popular resort destinations owned by Intrawest. There can be no assurances that the seven remaining proposed properties will be acquired by the Company, or if acquired, that they will be acquired on the same terms and conditions set forth below. The following is a description of the seven remaining properties (the “U.S. Properties”) pending acquisition:

Resort location and description	Description of specific real estate acquired (1)	Estimated purchase price (2)	Leasable square feet	Occupancy (3)	Major tenants and leases (4)
Copper Mountain - Colorado Located approximately 75 miles west of Denver, Copper offers four-season appeal and is easily accessible by car and by air through three airports. Copper has a 2,450-acre ski area, the highest altitude championship golf course in North America, horseback riding, bungee jumping, fishing and mountain biking accessed via chairlift. The resort received 928,000 skier visits during the 2003-2004 season.	48 tenant units in 10 buildings: 14 retail, 10 food & beverage, 15 office, and 9 vacant spaces located at the Village at Copper Mountain	$23,300,000	97,325	79%	There are no individual tenants occupying greater than 10% of the gross leasable area. However, it is expected that Intrawest, upon closing on the property, will execute an interim lease for a vacant unit meeting the 10% criteria. The lease is expected to be for a term of 48 months, with base rent per annum at market rates.

Lake Las Vegas - Nevada Lake Las Vegas Resort is approximately 17 miles from the Las Vegas Strip and approximately 14 miles from McCarran International Airport, one of the best-connected airports in the United States. The resort boasts three golf courses, luxury accommodations, two casinos, a 30,000-square foot spa, and approximately 56,000 square feet of completed commercial space, all located on the shores of Nevada’s largest privately owned lake.	30 tenant units in 11 buildings: 14 retail, 10 food & beverage, 3 office, and 3 vacant spaces located at MonteLago Village	$20,600,000	55,813	90%	One of the tenants operates a food & beverage operation under a 10 year lease term expiring June 30, 2013 with three five-year renewal options. The average annual base rent is $235,850 with 6% additional percentage rent.

Mammoth Mountain - California Located in the Sierra Nevada mountain range, Mammoth is the closest major mountain resort to the heavily populated southern California market from which it draws most of its visitors. The resort received 1.4 million skier visits during the 2003-2004 ski season. Mammoth has a 3,500-acre ski area with 185 trails, and two golf course in Mammoth Lakes.	32 tenant units in 4 buildings: 17 retail, 11 food & beverage, 2 office, and 2 vacant spaces located at the Village at Mammoth Mountain	$22,300,000	57,254	93%	One of the tenants operates a food & beverage operation under a 10 year lease term expiring June 30, 2013 with two five-year renewal options. The average annual base rent is $303,900 with 8% additional percentage rent.

Resort location and description	Description of specific real estate acquired (1)	Estimated purchase price (2)	Leasable square feet	Occupancy (3)	Major tenants and leases (4)
Sandestin Golf & Beach Resort - Florida Sandestin is a 2,400-acre resort located in northwestern Florida, between Pensacola and Panama City. The resort has four championship golf courses, 65,000 square feet of conference facilities, 56,000 square foot retail village, a 98-slip full-service marina, 15 tennis courts, and 20 restaurants and bars.	31 tenant units in 14 buildings: 13 retail, 15 food & beverage, and 3 office spaces located at the Village of Baytowne Wharf	$17,100,000	56,113	100%	One of the tenants operates a food & beverage operation under a 10 year lease term expiring June 30, 2012 with two five-year renewal options. The average annual base rent is $177,630 with 6% additional percentage rent.

Snowshoe Mountain - West Virginia Snowshoe is the largest ski resort in the mid-Atlantic region of the United States comprised of 11,000 acres. The resort offers a 224-acre ski area, a top ranked Raven Golf Club with an 18-hole championship golf course, over 100 miles of biking trails, various tennis and swimming facilities, horseback riding and miniature golf. The resort received 439,000 skier visits during the 2003-2004 ski season.	16 tenant units in 4 buildings: 9 retail, 5 food & beverage, 1 office and 1 vacant space located in the Village at Snowshoe Mountain	$8,400,000	38,927	90%

Intrawest, as tenant, operates a food & beverage operation under a 15 year lease term expiring December 31, 2019 with four five-year renewal options. The average annual base rent is approximately $165,440 with 7% additional percentage rent.

Another tenant operates a restaurant café under a ten year lease term expiring June 30, 2013 with two five-year renewal options. The average annual base rent is $105,530 with 7% additional percentage rent.

Squaw Valley - California Host to the 1960 Winter Olympics, Squaw is the largest ski resort in the North Tahoe area. Located only 10 minutes from Lake Tahoe and within 200 miles of San Francisco Bay and Sacramento, Squaw offers over 4,000-acres of skiable terrain spread over six peaks.	41 tenant units in 6 buildings: 19 retail, 9 food & beverage, 2 office, and 11 vacant spaces located at the Village at Squaw Valley USA	$25,600,000	60,350	70%	There are no individual tenants occupying greater than 10% of the gross leasable area.

Resort location and description	Description of specific real estate acquired (1)	Estimated purchase price (2)	Leasable square feet	Occupancy (3)	Major tenants and leases (4)
Stratton - Vermont Located 140 miles northeast of Boston, Stratton draws most of its visitors from the affluent markets of metro New York, Connecticut, New Jersey and Massachusetts. The resort received 417,000 skier visits during the 2002-2003 ski season. The resort offers a 583-acre ski area, a 27-hole Stratton Mountain championship golf course, a 22-acre golf school and Gunterman Tennis School, one of the world’s top tennis resorts and camps.	23 tenant units in 11 buildings: 16 retail, 3 food & beverage, 3 office and 1 vacant space located in the Village at Stratton	$9,500,000	47,357	98%	One tenant operates a food & beverage operation under a five year lease term expiring December 31, 2008 with eight five-year renewal options. The lease terms stipulate percentage rent only of 6% over the initial term of the lease.

FOOTNOTES:

(1)	This description is not intended to provide a legal description of transferable real estate, but is only intended to be a general description of the current use and occupancy of the property being acquired.
(2)	Excluding acquisition and closing costs.
(3)	As of December 1, 2004.
(4)	Represents the individual tenants leasing 10% or more of the property’s leasable square footage.

The Company has already entered into a definitive purchase and sale agreement to acquire retail and commercial properties at the Village at Copper Mountain and anticipates executing similar agreements for the remaining U.S. Properties. It is anticipated that five of the seven U.S. Properties described above (including the Copper Properties and excluding the properties at Lake Las Vegas and Squaw Valley) will close by the end of 2004, and not later than March 31, 2005. The remaining two U.S. Properties are expected to close in early 2005, although no date has been set. The terms of the debt financing are currently under negotiation and may include seller bridge financing of approximately $45,000,000 with permanent financing to be arranged sometime in 2005. In total, it is anticipated that the Portfolio will be encumbered with approximately 60% of debt financing. There can be no assurances that these transactions will be completed, or if completed, on the terms and conditions described herein.

The Company does not expect to make significant repairs or improvements to the properties over the next few years. It is expected that the properties will be managed by Intrawest, through its wholly owned subsidiaries and/or its affiliates.

Intrawest, through various subsidiaries and affiliates, occupies and will continue to lease approximately 27% in the aggregate of the total gross leasable space of the U.S. Properties. As of December 1, 2004, Intrawest occupied the following square feet and percentage of gross leasable area at each of the respective resort village locations:

Location	Square feet	% of GLA
Copper	44,029	46.5%
Lake Las Vegas	4,945	8.9%
Mammoth	2,052	3.5%
Sandestin	11,489	20.5%
Snowshoe	23,457	60.3%
Squaw	4,269	7.1%
Stratton	22,481	46.5%

In addition, connection with the proposed transaction, it is anticipated that Intrawest will execute interim leases for all unleased space at the time of closing for a term of 48 months with minimum base rents at market rates. Intrawest will also provide a full recourse indemnity guaranteeing all existing leases made to Intrawest or any of its affiliates for the term of each of those respective leases.

The following table presents information about the leases at each location that will expire during the next ten years. The years in which no leases are scheduled to expire have been omitted.

Location	Year	Number of leases expiring(1)	Total square feet of expiring leases	Annual base rents of expiring leases(2)	Percentage of gross annual base rents represented by such leases
Copper	2005 2006 2007 2008 2012 2013	1 6 2 11 2 2	1,139 10,700 2,965 24,679 5,052 4,780	$29,000 251,400 80,600 543,800 137,300 14,400	1.5 12.8 4.1 27.6 7.0 <1.0	% % % % % %

Location	Year	Number of leases expiring(1)	Total square feet of expiring leases	Annual base rents of expiring leases(2)			Percentage of gross annual base rents represented by such leases
Lake Las Vegas	2007 2008 2009 2013 2014	2 18 2 4 2	5,660 21,628 1,122 16,904 5,554	$	— 648,800 33,700 421,000 65,400	(3)	<1.0% 49.3% 2.6% 32.0% 5.0%

Mammoth	2006 2008 2009 2013 2014	1 19 2 6 3	682 28,937 1,101 21,793 3,360		$23,900 986,800 46,800 735,700 117,700		1.2% 50.0% 2.4% 37.3% 6.0%

Sandestin	2006 2007 2008 2012	1 20 5 12	720 8,488 4,612 30,804		$18,000 219,800 127,300 779,100		1.3% 15.5% 9.0% 55.1%

Snowshoe	2006 2008 2009 2010 2013	2 1 1 1 1	2,033 3,828 1,243 2,454 5,912		$33,500 100,300 24,900 51,500 —	(3)	4.1% 12.2% 3.0% 6.3% <1.0%

Squaw	2007 2008 2009 2011 2012 2013 2014	7 19 3 3 1 2 1	6,336 25,943 2,203 10,794 3,493 3,450 3,862		$227,500 839,000 73,900 412,200 124,700 121,500 —	(3)	11.7% 43.2% 3.8% 21.2% 6.4% 6.3% <1.0%

Stratton	2006 2007 2008 2009	1 3 4 2	574 3,430 17,908 3,989		$15,800 92,100 23,700 24,100	(3)	2.4% 13.9% 3.6% 3.6%

FOOTNOTES:

(1)	Based on the initial lease terms or renewal options currently exercised. Most of the leases include renewal options that, if exercised, will result in the leases expiring in later years.
(2)	Represents the December 2004 monthly base rents annualized, and excludes any additional or percentage rents paid.
(3)	Certain tenants currently pay rent based on a percentage of their sales revenue. In those instances, no base rent has been assumed or included in this calculation. Actual rents, which will be based on a percentage of the tenants’ future sales revenue, may vary.

The following table presents the historical operating data of the U.S. Properties including average occupancy rates and average rents per square foot for the past five years or the periods in which the property has been in operation, whichever is longer.

Location	Fiscal year (1)	Average occupancy rate		Effective annual rent per square foot
Copper (2)	2004 2003 2002	73 82 81	% % %	$18.42 19.94 15.21

Lake Las Vegas (3)	2004 2003	86 0	% %	$7.75 —

Mammoth (3)	2004 2003	86 0	% %	$25.40 —

Sandestin (4)	2004 2003 2002	100 100 0	% % %	$36.24 20.54 —

Snowshoe (5)	2004 2003 2002 2001 2000	86 83 91 91 91	% % % % %	$22.22 21.72 21.50 — —

Squaw(4)	2004 2003 2002	65 96 —	% %	$20.78 21.84 —

Stratton	2004 2003 2002 2001 2000	100 100 100 100 100	% % % % %	$25.35 15.97 21.55 10.67 8.18

FOOTNOTES:

(1)	Data is presented for the respective fiscal year ended June 30.
(2)	Annual revenue used to calculate the average annual revenue per square foot does not reflect rent for Intrawest and its related party tenants who were not charged rent during the periods prior to the sale of the U.S. Properties. The underlying square footage data used to calculate the occupancy excludes the commercial space occupied by the Intrawest and its related party tenants who were not charged rent.
(3)	Construction of the commercial space was completed in fiscal year 2003, however no tenants occupied the space until fiscal year 2004.
(4)	Construction of the commercial space was completed on the first building in fiscal year 2002, however, no tenants occupied the space until fiscal year 2003. At Squaw, the drop in occupancy from 2003 to 2004 is attributable to an additional building being completed in 2004, thereby increasing total available square footage, and the related lease-up period for that space.
(5)	Financial information for the commercial assets at Snowshoe are not available prior to fiscal year 2002 as the accounting and reporting of the commercial asset was integrated with the reporting of the resort’s operations.

Competition. Although the Company is not purchasing the resorts themselves, management believes that the success or failure of each of the properties that have been acquired or are expected to be acquired is tied primarily to the success of each resort as a whole. The resort industry is highly competitive. The Intrawest resorts compete for destination visitors with other resorts in Canada, the United States, Europe and Japan. The Intrawest resorts also compete for destination and day visitors within each resort’s local market area. The competitive position of the Intrawest resorts is dependent upon many variables, including location and accessibility, pricing, extent and quality of resort facilities, quality of snow conditions and terrain, quality of ski and golf facilities, service and reputation. There can be no assurance that each resort’s principal competitors will not be successful in capturing a share of each resort’s present or potential customer base. Intrawest also faces competition for destination and day visitors from other leisure industry companies and alternative recreational activities. Such competitors may be better positioned to withstand adverse weather or economic conditions and they may have greater financial resources to develop new attractions. See the section of the Prospectus entitled “Risk Factors – Real Estate and Other Investment Risks” for a discussion of certain risks associated with investments in ski and golf resorts.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following:

(1)	the pace at which offering proceeds are raised in the Company’s public offering;

(2)	the Company’s ability to coordinate and satisfy the closing conditions for all of the U.S. Properties, as defined above;

(3)	the Company’s ability to obtain permanent financing either institutionally, from the seller or a combination of the two, for the anticipated acquisitions on satisfactory terms;

(4)	the occurrence of unanticipated events that effect the rate at which new tenants lease retail and commercial space, existing tenants renew space or which effect resort visits overall; and

(5)	the change in economic, political and social factors impacting the ski, golf or real estate industries.

Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

Audited financial statements for the Canadian Properties will be filed under cover of a form 8-K/A as soon as practicable, but not later than 71 days after the date on which this initial report on Form 8-K is filed.

(b) Pro Forma Financial Information

Pro forma financial information for the Canadian Properties will be filed under cover of a form 8-K/A as soon as practicable, but not later than 71 days after the date on which this initial report on Form 8-K is filed.

(c) Exhibits

2.1	Purchase and Sale Agreement between Whistler Mountain Resort Limited Partnership and Intrawest Corporation as Sellers and US Canadian Trust Alpha as Purchaser dated as of December 3, 2004.

2.2	Purchase and Sale Agreement (Copper Mountain Commercial Properties) between the Sellers and CNL Village Retail Partnership, LP dated December 3, 2004.

10.5	Amended and Restated Limited Partnership Agreement of CNL Village Retail Partnership, LP dated December 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL INCOME PROPERTIES, INC.

Date: December 7, 2004	By:	/s/ R. Byron Carlock, Jr.
	Name:	R. Byron Carlock, Jr.
	Title:	President

EXHIBIT INDEX

2.1	Purchase and Sale Agreement between Whistler Mountain Resort Limited Partnership and Intrawest Corporation as Sellers and US Canadian Trust Alpha as Purchaser dated as of December 3, 2004.

2.2	Purchase and Sale Agreement (Copper Mountain Commercial Properties) between the Sellers and CNL Village Retail Partnership, LP dated December 3, 2004.

10.5	Amended and Restated Limited Partnership Agreement of CNL Village Retail Partnership, LP dated December 3, 2004.